THIRD MODIFICATION AGREEMENT


          THIS THIRD MODIFICATION AGREEMENT (this "Agreement") is executed as of December __, 1993, by and among GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender"), MXM MORTGAGE, L.P., a Delaware limited partnership ("New Borrower"), MXM MORTGAGE CORP., a Delaware corporation ("Old Borrower"; New Borrower and Old Borrower being herein together called "Borrower"), on the following terms and conditions:


                                    RECITALS:


          A. Lender and Old Borrower entered into that Loan Agreement dated June 17, 1991, as amended by letter amendment dated August 22, 1991, as further amended by First Renewal, Extension and Modification Agreement (the "First Modification") dated June 17, 1992 among Lender, Old Borrower, Maxxam Inc. and Maxxam Group Inc. (Maxxam Inc. and Maxxam Group Inc. being herein together called "Guarantors"), and as further amended by Loan Increase, Extension and Modification Agreement dated December 30, 1992 among Lender, Old Borrower and Guarantors (the "Increase Modification"; the Loan Agreement, as amended, being herein called the "Loan Agreement"), pursuant to which Lender has agreed to make a loan to Borrower (the "Loan"), as evidenced by a $115,220,000 Promissory Note dated June 17, 1991, (the "Original Note"), and a $17,740,000 Promissory Note dated December 30, 1992 (the "Increase Note"; the Original Note and the Increase Note being herein collectively called the "Notes"), the Notes bearing interest and being payable to the order of Lender as therein provided.

          B. Taking into account releases of collateral, the indebtedness evidenced by the Original Note and the Increase Note is secured by, among other collateral, the following:

          (1) the following instruments styled First Deed of Trust and Security Agreement (collectively called the "First Lien Deed of Trust"):

               (a) that First Deed of Trust and Security Agreement of even date with the Loan Agreement, executed by Old Borrower, recorded in Volume 5091, Page 0751, et seq., of the Official Public Records of Real Property of Bexar County, Texas [Southwest Medical, Redondo Place, Med Centre Pointe, Nacon Plaza], under Film Code No. 037-12-1689 and corrected and refiled under Film Code No. 038-03-0657 of the Official Public Records of Real Property of Harris County, Texas [Spring Valley, Westminster], in Volume 727, Page 416, et seq., of the Deed of Trust

     Records of Midland County, Texas [Oak Ridge], and in Volume 10293, Page 1892, et seq., of the Deed of Trust Records of Tarrant County, Texas [West Lake Gardens];

               (b) that First Deed of Trust and Security Agreement dated November 5, 1991, executed by Old Borrower, filed for recording in the Office of the County Clerk of Harris County, Texas under Clerk's File No. N403252 and recorded at Film Code No. 006-52-1287, et seq., of the Official Public Records of Real Property of Harris County, Texas [Richmond Square];

               (c) that First Deed of Trust and Security Agreement dated February 4, 1992, executed by Old Borrower, filed for recording in the Office of the County Clerk of Harris County, Texas under Clerk's File No. N527998 and recorded at Film Code No. 014-55-1789, et seq., of the Official Public Records of Real Property of Harris County, Texas [Westchase];

               (d) that First Deed of Trust and Security Agreement dated May 5, 1992, executed by Old Borrower and recorded at Volume 5356, Page 1511, et seq., of the Official Public Records of Real Property of Bexar County, Texas [San Antonio Imaging]; and

               (e) that First Deed of Trust and Security Agreement dated September 7, 1993, executed by Old Borrower, recorded at Volume 5792, Page 1933, et seq., of the Official Public Records of Real Property of Bexar County, Texas [Pipers Creek, Shadow Valley], filed for recording in the Office of the County Clerk of Harris County, Texas under Clerk's File No. P442690 and recorded at Film Code No. 169-55-3591, et seq., of the Official Public Records of Real Property of Harris County, Texas [Westbrook, Colonies], and recorded at Volume 11231, Page 0137, et seq., of the Deed of Trust Records of Tarrant County, Texas [Bentley Village];

               each such instrument encumbering the real and other property described therein (the "Real Property"); and

          (2) the following instruments styled Assignment of Rents and Leases (collectively called the "Rental Assignment"):

               (a) that Assignment of Rents and Leases dated of even date with the Loan Agreement, executed by

     Old Borrower and recorded in Volume 5091, Page 0826, et seq., of the Official Public Records of Real Property of Bexar County, Texas [Southwest Medical, Redondo Place, Med Centre Pointe, Nacon Plaza], under Film Code No. 037-12-1762 of the Official Public Records of Real Property of Harris County, Texas [Spring Valley, Westminster], in Volume 1085, Page 176, et seq., of the Deed Records of Midland County, Texas [Oak Ridge], and in Volume 10293, Page 1967, et seq., of the Deed of Trust Records of Tarrant County, Texas [West Lake Gardens], Texas;

               (b) that Assignment of Rents and Leases dated November 5, 1991, executed by Old Borrower, filed for recording in the Office of the County Clerk of Harris County, Texas under Clerk's File No. N403253 and recorded at Film Code No. 006-52-1312, et seq., of the Official Public Records of Real Property of Harris County, Texas [Richmond Square];

               (c) that Assignment of Rents and Leases dated February 4, 1992, executed by Old Borrower, filed for recording in the Office of the County Clerk of Harris County, Texas under Clerk's File No. N527999 and recorded at Film Code No. 014-55-1816, et seq., of the Official Public Records of Real Property of Harris County, Texas [Westchase];

               (d) that Assignment of Rents and Leases dated May 5, 1992, executed by Old Borrower, recorded in Volume 5356, Page 1538, et seq., of the Official Public Records of Real Property of Bexar County, Texas [San Antonio Imaging]; and

               (e) that Assignment of Rents and Leases dated September 7, 1993, executed by Old Borrower, recorded at Volume 5792, Page 1961, et seq., of the Official Public Records of Real Property of Bexar County, Texas [Pipers Creek, Shadow Valley], filed for recording in the Office of the County Clerk of Harris County, Texas under Clerk's File No. P442691, and recorded at Film Code No. 169-55-3618, et seq., of the Official Public Records of Real Property of Harris County, Texas [Westbrook, Colonies], and recorded at Volume 11231, Page 0179, et seq., of the Deed Records of Tarrant County, Texas [Bentley Village];

          (3) that Second Deed of Trust and Security Agreement dated December 30, 1992, executed by Old Borrower and recorded in Volume 5581, Page 1347, et seq., of the Real Property Records of Bexar County, Texas [Southwest Medical, Redondo Place, Med Centre Pointe, Nacon Plaza, San Antonio Imaging], at Clerk's File No. P101069 and Film Code No. 120-51-2685, et seq., of the Real Property Records of Harris County, Texas [Spring Valley, Westminster, Richmond Square, Westchase], in Volume 778, Page 175, et seq., of the Deed of Trust Records of Midland County, Texas [Oak Ridge], and in Volume 10957, Page 2238, et seq., of the Real Property Records of Tarrant County, Texas [Westlake Gardens] (the "Second Deed of Trust"; the First Deed of Trust and the Second Deed of Trust being herein collectively called the "Deed of Trust"); and

          (4) that Security Agreement and Pledge of Mortgage Loans and Mortgage Loan Documents (the "Mortgage Pledge Agreement") of even date with the Loan Agreement executed by Old Borrower and Lender and pledging to Lender, as security for the Loan, certain mortgage loans (the "Mortgage Loans") [Balcones, Enfield Courts, Park North Tech, Parc Bay, Turtle Creek, Trestles]

     (the Loan Agreement, the Notes, the Deed of Trust, the Rental Assignment, the Mortgage Pledge Agreement, the First Modification, the Increase Modification, and all other Security Instruments (as such term is defined in the Loan Agreement) or other documents evidencing, governing, guaranteeing, securing, or otherwise pertaining to the Loan being hereinafter collectively referred to as the "Loan Documents");

          C. Lender, Old Borrower, New Borrower and Guarantors entered into that Consent and Assumption Agreement dated December 10, 1993, under which Lender consented to the transfer and conveyance of the Real Property and the Mortgage Loans to New Borrower (and pursuant to which Old Borrower has transferred and conveyed the Real Property, the Mortgage Loans, and the rights of Old Borrower under the Loan Agreement to New Borrower), and New Borrower has assumed the obligations and liabilities of Old Borrower under the Loan and the Loan Documents; and

          D. Borrower has requested that Lender make available $25,000,000 to Borrower as additional Subsequent Advances under the Loan Agreement, through re-advances of principal reductions of the Original Note, and Lender is agreeable to such additional Subsequent Advances on the terms of that Fourth Amendment to Loan Agreement of even date herewith between Lender and Borrower (the "Fourth Amendment"), and the modification of the Notes and the other Loan Documents as hereinafter set forth;

                                   AGREEMENT:


          NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, Lender, Borrower, and Guarantors do hereby agree as follows:

          1. Revolving Line of Credit. The last two (2) sentences of the first paragraph of the Original Note are amended and restated as follows:

          To the extent of payments against the principal balance from applications of sales of Projects and Mortgage Loans and from payments made in satisfaction or partial satisfaction of Mortgage Loans, and other principal reductions, the Loan shall be a "revolving line of credit"; that is, subject to the terms of the Loan Agreement, and any amendments to the Loan Agreement, portions of the principal sum of this Note may be advanced, repaid, and readvanced. The books and records of GECC shall be prima facie evidence of all sums due GECC under this Note and the Other Security Documents.

          2. Maturity Date. Borrower and Lender confirm that the Maturity Date (as defined in the Original Note and last amended in the Increase Modification) is and continues to be December 31, 1997, and that the Maturity Obligations (as defined in the Original Note) shall be fully payable on that date.

          3. Payment Terms. Borrower and Lender agree (a) that from and after the date hereof, interest only on the outstanding principal balance of the Original Note shall be payable monthly on the first day of each month beginning January 1, 1994 and continuing to and including December 1, 1997, at the Contract Rate (as such rate was modified and redefined in Section 3 of the First Modification), and
     (b) that the obligation of Borrower to make quarterly payments from Excess Cash Flow for application to the outstanding principal balance of the Original Note, as agreed and established in Section 4 of the First Modification, is hereby waived.

          4. Prepayment. The prepayment provisions set forth on pages 2 and 3 of the Note, as amended and restated in Section 4 of the First Modification, and further amended and restated in Section 17 of the Increase Modification, are further amended and restated as follows:

               Borrower may prepay the Note in part so long as

          (a) such prepayment would not reduce the unpaid principal balance of the Note below $10,000,000, and

          (b) the aggregate Loan allocation of that portion of the Mortgaged Property comprised of multi-family apartment projects, as determined in accordance with that Fourth Amendment to Loan Agreement between Borrower and GECC dated December 30, 1993 (the "Fourth Amendment to Loan Agreement"), is not less than forty percent (40%) of the aggregate Loan allocation of all of the Mortgaged Property and the Mortgage Loans, as determined in accordance with the Fourth Amendment to Loan Agreement (the "Apartments Percentage Requirement"), with proceeds from the payment or prepayment of any Mortgage
     Loan, or with proceeds of any sale of any Mortgage Loan to a third party, or with proceeds of any sale of any Project to any third party, upon ten (10) days prior written notice to Lender, by paying to GECC the Minimum Release Amount for such Mortgage Loan or Project (as defined and specified in the Loan Agreement, as modified in the Fourth Amendment to Loan Agreement); provided, however, and it is understood and agreed, (i) that Borrower shall have no right to prepay any portion of the principal balance of this Note before July 1, 1995 except through application of proceeds of the payment or prepayment of Mortgage Loans or the sale of Mortgage Loans and Projects to third parties, and (ii) that prior to July 1, 1995 Borrower shall not be entitled to prepay any portion of the principal balance of this Note through any whole or partial refinancing of the indebtedness under this Note; provided, however, that if as a result of any prepayment of the principal balance of this Note either (x) the outstanding principal balance of this Note would be less than $10,000,000, or (y) the Apartments Percentage Requirement would not be satisfied, then Borrower shall pay to GECC the entire outstanding principal balance of, and all accrued and unpaid interest, on this Note.

               All prepayments of the Note shall otherwise comply with the requirements for releases under the Loan Agreement, as modified by the Fourth Amendment to Loan Agreement. GECC reserves the right to require any payment of the indebtedness evidenced by this Note, whether such payment is of a regular installment or represents a prepayment, prepayment charge, or final payment, to be wired via federal funds or other immediately available funds.

          5. Ratification and Confirmation of Loan Documents. Borrower and Lender agree that the Loan Agreement, the Notes, the Deed of Trust, the Rental Assignment, the Mortgage Pledge Agreement, and the other Loan Documents are hereby ratified and confirmed as valid and continuing obligations of Borrower, and that the Deed of Trust, the Rental Assignment, and the Mortgage Pledge Agreement shall continue to secure and/or provide payment for the Notes, as modified by this Agreement, and Borrower promises to pay to the order of Lender at P.
     O. Box 102771, Atlanta, Georgia 30368-0771, the indebtedness evidenced by the Notes, as herein modified.

          6. No Impairment of Security. Borrower hereby agrees that the agreements contained herein shall in no manner affect or impair the Original Note or the Increase Note, the liens or security interests securing same, and that said liens and security interests shall not in any manner be waived, altered or vitiated by such agreements, and Borrower further agrees that, as expressly modified hereby, all terms and provisions of the Loan Documents shall be and remain in full force and effect.

          7. No Default, Defenses, Counterclaims, Etc. Borrower hereby covenants and warrants that none of the Loan Documents are in default; that there are no defenses, counterclaims or offsets to such Loan Documents.

          8. Costs and Expenses. Borrower agrees to pay all costs incurred in connection with the execution and consummation of this Agreement, including but not limited to, all recording costs, the premium for such endorsements to the policies of title insurance insuring the Deed of Trust as may be required by Lender with respect to this Agreement, and the reasonable fees and actual expenses of Lender's counsel. Borrower further covenants and agrees to deliver or cause to be delivered such evidence of existence, capacity, authorization, qualification, or enforceability of its obligations as Lender may require.

          9. Limitation on Interest. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency, whether by reason of acceleration of the maturity of the Notes, or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the holder of the Notes exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the holder of the Notes in excess of the maximum lawful amount, the interest payable to the holder of the Notes shall be reduced to the maximum amount permitted by applicable law; and if from any circumstance the holder of the Notes shall ever receive anything of value deemed interest by applicable law in excess of the maximum amount allowed by law, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing under the Notes, and not to the payment of interest, or if such excessive interest exceeds such unpaid balance of principal of the Notes, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to the holder of the Notes, shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Notes (including the period of any renewal or extension thereof) so that the interest on the Notes shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between Borrower and the holder of the Notes.

          EXECUTED by the parties hereto as of the date and year first above written.


     BORROWER:
     OLD BORROWER:            MXM MORTGAGE CORP.,
                              a Delaware corporation


                              By:
                                 Erik Eriksson, Jr.,
                                 Vice President



     NEW BORROWER:            MXM MORTGAGE, L.P.,
                              a Delaware limited partnership

                              By:  MXM GENERAL PARTNER, INC.,
                                   a Delaware corporation,
                                   General Partner


                                   By:
                                      Erik Eriksson, Jr.,
                                      Vice President




     LENDER:                  GENERAL ELECTRIC CAPITAL CORPORATION,
                              a New York corporation


                              By:
                                 Ty Albright, Project Manager

     STATE  OF  TEXAS

     COUNTY OF HARRIS

          This instrument was acknowledged before me this _____ day of December 1993, by ERIK ERIKSSON, JR., Vice President of MXM MORTGAGE CORP., a Delaware corporation, on behalf of said corporation.


     (SEAL)
                              Notary Public in and for
                              the State of Texas


                              Print name of notary

                              My Commission Expires:


     STATE  OF  TEXAS

     COUNTY OF HARRIS

          This instrument was acknowledged before me this _____ day of December 1993, by ERIK ERIKSSON, JR., Vice President of MXM GENERAL PARTNER, INC., a Delaware corporation and General Partner of MXM MORTGAGE, L.P., a Delaware limited partnership, on behalf of said corporation and said limited partnership.


     (SEAL)
                              Notary Public in and for
                              the State of Texas


                              Print name of notary

                              My Commission Expires:

     STATE  OF  TEXAS

     COUNTY OF DALLAS

          This instrument was acknowledged before me this _____ day of December, 1993, by TY ALBRIGHT, Project Manager of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, on behalf of said corporation.


     (SEAL)







                              Notary Public in and for
                              the State of Texas


                              Print name of notary

                              My Commission Expires: